FOURTH AMENDMENT T0 AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

     This Fourth Amendment to the Amended and Restated Credit and Security Agreement ("Fourth Amendment") is dated effective June 8, 1998, and is by and between the following identified parties: Featherlite Mfg., Inc., a corporation duly organized and validly existing under the laws of the State of Minnesota, with its principal place of business at Hwy. 63 & 9, Cresco, Iowa 52136 ('`Borrower"), Conrad Clement, Larry Clement, Kathy Clement, residents of Iowa, and Tracy Clement and Nancy Clement, residents of Minnesota (the " Clements" ), and FirstarBank Iowa, N.A., a national banking institution ("Bank").

     RECITALS

     A. Borrower, Clements and Bank entered into an Amended and Restated Credit and Security Agreement dated as of December 30, 1996 ("Restated Agreement"), which was amended by a First Amendment dated June 18, 1997, a Second Amendment dated July 31, 1997 and a Third Amendment dated January 1, 1998.

     B. Borrower has requested that the Bank increase the revolving line of credit and to amend certain terms and conditions in the Restated Agreement.

     C. Bank is willing to grant the request subject to the terms of this Fourth Amendment.

     The parties agree:

     1. Amend Definitions and Accounting. Section 1, Definitions and Accounting, is amended to modify the following definitions:

     "Borrowing Base" means an amount equal to the sum of 80 percent of the Eligible Receivables of Borrower outstanding plus 65 percent of the Eligible Finished Inventory of Borrower plus 65 percent of Eligible Raw Material
Inventory of Borrower plus 85 percent of the orderly liquidation value of machinery and equipment of Borrower located at the facilities of Borrower in Iowa.

     "Revolving Line of Credit Borrowing Limit" means an amount equal to the lesser of: (i) $17,000,000 or (ii) the Borrowing Base."

     2. Amended Negative Covenants.

     (a) Section 9, Negative Covenants, subpart (b) (iv) is amended to allow up to $23,000,000 in floor plan financing for the Vantare Division.

     (b) Section 9, Negative Covenants, subpart (c) dealing with third party liabilities is amended to allow third party liabilities as long as they are not in excess of $25,000,000.

     3. Amended Financial Covenant. Section 11, Financial Covenants of Borrower, as follows:

     a) Minimum Working Capital. This financial covenant is to be deleted in its entirety.

     b) Minimum Tangible Net Worth. Maintain at all times as Tangible Net Worth of not less than $20,000,000.

     c) Capital Expenditures. Refrain from making expenditures for fixed or capital assets which would cause the aggregate of all such expenditures made by Borrower to exceed $3,000,000 in any fiscal year.

     d) Current Ratio. Maintain at all times a ratio of current assets to current liabilities of not less than 1.25 to 1.

     e) Leverage Ratio. Maintain at all times a ratio of total liabilities to Tangible Net Worth of not greater then 3.75 to 1.

     f) Cash Flow/Debt Service. Maintain a ratio of Operating Cash Flow to Total Debt Service of not less than 1.5 to 1 measured quarterly based on a trailing four-quarter average basis.

     4. Representations and Warranties. All the representations and warranties of Borrower as set forth in the Restated Agreement are true and correct in all material respects as of the date of this Fourth Amendment.

     5. Acknowledgment of Receipt. By their execution of this Fourth Amendment, the parties acknowledge receipt of a copy of this document.

     6 Savings. All other terms and conditions of the Restated Agreement, not specifically modified by this Fourth Amendment, shall remain in full force and effect.

     7. Representation. The Borrower represents that no Event of Default has occurred and is continuing under the Restated Agreement, as amended, and no event or circumstance has occurred and is continuing that, with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Restated Agreement, as amended. Further, the Borrower represents that the representations and warranties as contained in the Restated Agreement, as amended, continue to be true.

     8. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AMENDMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT (EXCEPT THE RESTATED AGREEMENT AS PREVIOUSLY AMENDED AND DOCUMENTS REFERRED TO IN THE RESTATED AGREEMENT AS PREVIOUSLY AMENDED) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

FEATHERLITE MFG., INC.

BY:  /S/ CONRAD CLEMENT
    Conrad Clement, President

BY:   /S/ TRACY J. CLEMENT
     Tracy J. Clement, Executive Vice President

FIRSTAR BANK IOWA, N.A.

BY:   /S/ MITCH McELREE
     Mitch McElree, Vice President